Exhibit 23.3

Stephen M. Maggart, CPA, ABV, CFF
J. Mark Allen, CPA
M. Todd Maggart, CPA, ABV, CFF
Michael F. Murphy, CPA
P. Jason Ricciardi, CPA, CGMA
David B. von Dohlen, CPA
T. Keith Wilson, CPA, CITP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-1 filed pursuant to Rule 462(b) of the Securities Act of 1933 of the reference to our firm under the caption “Experts” and to the incorporation by reference of our report dated March 14, 2014, with respect to the consolidated financial statements of MidSouth Bank included in Franklin Financial Network, Inc.’s Amendment No. 1 to the Registration Statement (Form S-1 No. 333-201528) and related Prospectus of Franklin Financial Network, Inc. for the registration of its common stock.

/s/ MAGGART & ASSOCIATES, P.C.

Nashville, Tennessee

March 25, 2015

150 FOURTH AVENUE, NORTH ¡ SUITE 2150 ¡ NASHVILLE, TENNESSEE 37219-2431 ¡ (615) 252-6100 ¡ Fax ¡ (615) 252-6105

www.maggartpc.com